                                                                    Exhibit 99.1


[LOGO]


ARENA PHARMACEUTICALS, INC.
6166 Nancy Ridge Drive
San Diego, California 92121
(858) 453-7200
www.arenapharm.com                                                 PRESS RELEASE
--------------------------------------------------------------------------------

ARENA PHARMACEUTICALS, INC. ANNOUNCES COMPLETION OF ACQUISITION OF BUNSEN RUSH LABORATORIES, INC.

San Diego, California. February 20, 2001 (Nasdaq: ARNA) /PRNewswire/ Arena Pharmaceuticals, Inc. ("Arena") today announced the completion of the acquisition of the outstanding capital stock of Bunsen Rush Laboratories, Inc. via merger with Arena's wholly-owned subsidiary, BRL Screening, Inc. BRL Screening is a Delaware corporation headquartered in San Diego, California. Details regarding the all-cash transaction, having a purchase price of $15 million, were previously announced by Arena and Bunsen Rush on December 27, 2000.

A principal component of the acquisition involves the Melanophore Technology that Arena believes will be complementary to Arena's CART Technology. "Melanophore Technology" is a functional-based screening technology used to identify compounds that interact with cell surface receptors, including known and orphan G-protein coupled receptors ("GPCRs") and receptor tyrosine kinases. The functional nature of the Melanophore Technology eliminates the need for radioactive or fluorescent screening techniques and provides a simple and sensitive means to detect cellular signals generated by activated GPCRs. The Melanophore Technology is the subject of issued U.S. Patent Nos. 6,051,386 and 5,462,856, which have been assigned to BRL Screening.

Arena believes that in combination, CART Technology and Melanophore Technology will provide a powerful means to enhance the discovery of modulators at GPCRs. CART activation of receptors provides a signal to the cell, and the Melanophore Technology provides a complementary, simple and sensitive signal detection system that Arena believes has advantages over other techniques for small molecule screening.

Ethan A. Lerner, M.D., Ph.D., a co-founder of Bunsen Rush and a named co-inventor of issued U.S. patents directed to the Melanophore Technology, has agreed to serve as a consultant to BRL Screening. Michael R. Lerner, M.D., Ph.D., also a co-founder of Bunsen Rush and a named co-inventor of the issued U.S. patents, along with David Unett, Ph.D., have both agreed to join BRL Screening as employees.

Inquiries regarding licensing opportunities for the Melanophore Technology should be directed to:

Richard P. Burgoon, Jr.             Charles R. Kimmel
BRL SCREENING, INC.                 Secretary
6150 Nancy Ridge Drive              BRL SCREENING, INC.
San Diego, CA 92121                 6150 Nancy Ridge Drive
(858) 642 - 0495                    San Diego, CA 92121
                                    (858) 642 - 0495

Inquiries regarding licensing opportunities for CART Technology or CART Technology combined with the Melanophore Technology should be directed to:

Jack Lief                           Louis J. Scotti
President & CEO                     Vice President, Business Development
ARENA PHARMACEUTICALS, INC.         ARENA PHARMACEUTICALS, INC.
6166 Nancy Ridge Drive              6166 Nancy Ridge Drive
San Diego, CA 92121                 San Diego, CA 92121
(858) 453-7200 x223                 (858) 453-7200 x302

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties, and actual events or results may differ materially from Arena's expectations. Statements that are not historical facts, including statements which are preceded by, followed by, or that include the words "intends," "will," "plans," "expects," "anticipates," "estimates" and "believes" or similar statements are forward-looking statements. Important factors that could cause actual results to differ materially from those stated or implied by our forward looking statements due to risks and uncertainties associated with Arena's business include, but are not limited to, the following: the length of services provided by Drs. Ethan Lerner, Michael Lerner or David Unett to BRL Screening; acceptance, if any, by third parties of the validity and enforceability of the patents directed to the Melanophore Technology; the successful integration of CART Technology and the Melanophore Technology at any particular receptor target; future quarterly or annual financial results, the timing, success and cost of preclinical research, out-licensing endeavors and clinical studies, and receipt of additional milestone payments, if any, from collaborators. Additional risk factors that could cause actual results to differ materially from those in our forward looking statements are disclosed in Arena's SEC reports, including but not limited to Arena's Form S-1 and most recent quarterly report on Form 10-Q. These forward-looking statements represent Arena's judgment as of the date of this release. Arena disclaims, however, any intent or obligation to update these forward-looking statements.

"Arena Pharmaceuticals" is a registered U.S. trademark of the company. "Arena" and "CART" are trademarks of the company. Arena's headquarters are located at 6166 Nancy Ridge Drive, San Diego, CA 92121. Arena's telephone number is (858) 453-7200. On the Internet, please refer to Arena's website: http://www.arenapharm.com for further information regarding CART Technology and the Melanophore Technology.